ERNST & YOUNG



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Vizacom Inc. (the "Company"), with respect to the Company's 2000 Equity Incentive Plan, of our report dated March 27, 2000, with respect to the financial statements of Serif (Europe) Limited included in the Annual Report (Form 10-KSB) of the Company for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG

                                                   ERNST & YOUNG
                                                   Registered Auditor

Nottingham, England
September 28, 2000